UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 525 South Tryon Street Charlotte, North Carolina 28202 800-488-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK 34	New York Stock Exchange LLC
Duke Energy	3.75% Senior Notes due 2031	DUK31A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025, Duke Energy Corporation (“Duke Energy”) announced that Ms. Cynthia S. Lee, Senior Vice President, Chief Accounting Officer and Controller, will be retiring effective December 31, 2026. Ms. Lee will move into an advisor role, effective March 1, 2026, until her retirement on December 31, 2026.

Also on December 12, 2025, Duke Energy announced that Ms. Abigail L. Motsinger has been appointed to the position of Senior Vice President, Chief Accounting Officer and Controller, effective March 1, 2026.

Ms. Motsinger, 42, has served as Vice President, Investor Relations, since November 16, 2022. Prior to that role, Ms. Motsinger served as Director, Jurisdictional Forecasting from May 2021 until November 2022, Investor Relations Manager from November 2017 until May 2021, and, prior to that, in various roles of increasing responsibility within the finance and investor relations organizations, since joining Duke Energy in 2010. Upon assuming her new role, Ms. Motsinger’s current responsibilities will be assumed by Mr. Mike Switzer, who also will retain his current leadership of the corporate development organization.

In connection with this promotion, the Compensation and People Development Committee of the Board of Directors of Duke Energy, effective as of March 1, 2026, approved Ms. Motsinger’s total direct compensation, consisting of an annual base salary of $408,361, a short-term incentive opportunity of 50% of her annual base salary, and a long-term incentive opportunity of 95% of her annual base salary.

Ms. Motsinger will participate in the Duke Energy Corporation Executive Severance Plan as a “Tier I” participant upon her appointment to her new role. The Executive Severance Plan is described in more detail on pages 72-73 of the Corporation’s Proxy Statement, filed with the Securities and Exchange Commission on March 14, 2025. In all other respects, Ms. Motsinger will continue to participate in the compensation and benefit plans in which she was participating prior to the change in responsibilities. Ms. Motsinger has not entered into, nor were any amendments made to, any material plans, contracts or arrangements in connection with her change in responsibilities.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 12, 2025	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Corporate Secretary